EXHIBIT 11

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
                     TRANSPORT CORPORATION OF AMERICA, INC.
                 Computation of Net Earnings per Weighted Common
                           and Common Equivalent Share
                                   (unaudited)

                                                         Three months ended June 30,
                                                          ------------------------
                                                            1996           1995
                                                          ---------      ---------
Weighted average number of common
     shares outstanding                                   6,421,809      6,329,607

Dilutive effect of outstanding stock
     options and warrants                                   303,564        377,799

            Weighted average number of common and
                common equivalent shares outstanding      6,725,373      6,707,406
                                                         ==========     ==========

            Net earnings                                 $1,796,739     $1,857,056
                                                         ==========     ==========

            Net earnings per weighted common and
                common equivalent share                  $     0.27     $     0.28
                                                         ==========     ==========


                                                          Six months ended June 30,
                                                          ------------------------
                                                            1996           1995
                                                          ---------      ---------

Weighted average number of common
     shares outstanding                                   6,421,338      6,329,607

Dilutive effect of outstanding stock
     options and warrants                                   295,487        368,808

            Weighted average number of common and
                common equivalent shares outstanding      6,716,825      6,698,415
                                                         ==========     ==========

            Net earnings                                 $2,441,918     $2,903,412
                                                         ==========     ==========

            Net earnings per weighted common and
                common equivalent share                  $     0.36     $     0.43
                                                         ==========     ==========

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